EXHIBIT 10.7a
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                         AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

     This Amendment to Convertible Promissory Note is made and entered into this 19TH day of September, 2007 by and between ATM Group, LLC ("ATM") and Empire Minerals Corp, a Delaware Corporation ("Corporation').

                                    RECITALS

     WHEREAS, the Corporation did on June 25, 2007, issue a Convertible Promissory Note ("Note") for value received in the amount of $300,000 ("Principal") which is due and payable. together with interest on September 21, 2007 ("maturity date"), to ATM; and

     WHEREAS, the unpaid principal shall bear interest from the date of the Note to the maturity date in the amount of $26,000; and

     WHEREAS, the Corporation did on June 25, 2007, grant to ATM a warrant to purchase up to 300,000 shares of its common stock at $1.00 per share during the period ended June 25, 2009 (hereinafter "Warrants"); and

     WHEREAS, the Corporation agreed to be responsible to pay certain fees to third parties, directly related to the Note as follows: (i) Financing fee - $12,000; (ii) Underwriting fee - $5,000: (iii) Broker/Consultant fee - $15,000: and (iv) Creditor's costs - $2,000 (collectively "Other fees").

     NOW THEREFORE in consideration of the foregoing and the mutual promises and covenants contained herein IT HAS BEEN AND IT HEREBY IS AGREED as follows:

     1. The entire principal amount of the Note shall be due and payable on December 15, 2007 ("amended maturity date").

     2. The Note shall bear interest in the amount of $26.000 from the date of the Note to the amended maturity date. Interest shall be due and payable upon the execution of this amendment.

     3. The Corporation agrees to cancel the grant to ATM of the warrant to purchase 300,000 shares of common stock at $1.00 per share during the period ended June 25, 2009.

     4. The Corporation shall grant ATM a warrant to Purchase 300,000 shares of common stock at $0.65 per share during the period ended September 19, 2009.

     5. Other fees incurred pursuant to the Note shall be due and payable upon the execution of this amendment.

     6.   This amendment may be executed in counterpart by the parties hereto.


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     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date above written.


                                                    Empire Minerals Corp.


                                                    /s/ Pinches Althaus
                                                    ----------------------------
                                                    Pinches Althaus
                                                    Chief Executive Officer


                                                    ATM Group, LLC


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                                                    Name:
                                                    Title: